Exhibit 99.1

PRELIMINARY COPY — SUBJECT TO COMPLETION, DATED [              ] [  ], 2021

PROXY CARD

RODGERS SILICON VALLEY ACQUISITION CORP.

535 Eastview Way

Woodside, CA 94062

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
RODGERS SILICON VALLEY ACQUISITION CORP.

The undersigned appoints [                 ] and [              ]  as proxies, and each of them with full power to act without the other, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all common stock of Rodgers Silicon Valley Acquisition Corp. (“RSVAC”) held of record by the undersigned on [                ], 2021 at the Special Meeting of Stockholders to be held on [               ] , 2021, or any postponement or adjournment thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5, 6 and 7. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

(Continued and to be marked, dated and signed on reverse side)

[White Card]

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED ‘‘FOR’’ PROPOSALS 1 THROUH 7 BELOW.

(1)	The Business Combination Proposal - to adopt and approve the Merger Agreement, dated as of February 22, 2021 (the “Merger Agreement”), among RSVAC, RSVAC Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of RSVAC (“Merger Sub”), and Enovix Corporation, a Delaware corporation (“Enovix”), pursuant to which Merger Sub will merge with and into Enovix, with Enovix surviving the merger as a wholly owned subsidiary of RSVAC;

☐ FOR	☐ AGAINST	☐ ABSTAIN

☐ Intention to Exercise Redemption Rights.

If you intend to exercise your redemption rights, please check this box. Checking this box, however, is not sufficient to exercise your redemption rights. You must comply with the procedures set forth in the definitive proxy statement under the heading “Special Meeting of RSVAC Stockholders—Redemption Rights.”

(2)	The Nasdaq Proposal - to consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of the Nasdaq capital Market (the “NASDAQ”), (a) the issuance of 105,000,000 shares of Common Stock to the Enovix Equityholders and (b) the issuance and sale of 12,500,000 shares of Common Stock in the private offering of securities to certain investors in connection with the business combination;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(3)	The Charter Amendment Proposal - to approve and adopt, subject to and conditional on (but with immediate effect therefrom) the approval of the Business Combination Proposal, the Nasdaq Proposal and the Incentive Plan Proposals and the consummation of the Business Combination, the replace the Current Charter with the amended and restated certificate of incorporation in the form attached to this proxy statement/prospectus as Annex B.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(4)	The Advisory Charter Proposals — to approve and adopt, on a non-binding advisory basis, certain differences between RSVAC’s current Amended and Restated Certificate of Incorporation (the “existing charter”) and the Proposed Certificate of Incorporation, which are being presented in accordance with the requirements of the U.S. Securities and Exchange Commission (the “SEC”) as eight separate sub-proposals (which we refer to, collectively, as the “Advisory Charter Proposals”):

a.	Advisory Charter Proposal A – authorize the issuance of up to 1,000,000,000 shares of common stock, par value $0.0001 per share.

☐ FOR	☐ AGAINST	☐ ABSTAIN

b.	Advisory Charter Proposal B – authorize the issuance of up to 10,000,000 shares of “blank check” preferred stock, the rights, preferences and privileges of which may be designated from time to time by the Combined Entity’s Board to increase the number of outstanding shares and discourage a takeover attempt.

☐ FOR	☐ AGAINST	☐ ABSTAIN

c.	Advisory Charter Proposal C – that the Proposed Certificate of Incorporation will be silent on the issue of the application of the doctrine of corporate opportunity.

☐ FOR	☐ AGAINST	☐ ABSTAIN

d.	Advisory Charter Proposal D –provide that any amendment to certain provisions of the Proposed Certificate of Incorporation will require the approval of the holders of at least 66 2/3% of the Combined Entity’s then-outstanding shares of capital stock entitled to vote generally at an election of directors.

☐ FOR	☐ AGAINST	☐ ABSTAIN

e.	Advisory Charter Proposal E –provide that any amendment to the Combined Entity’s bylaws will require the approval of the holders of at least 66 2/3% of the Combined Entity’s then-outstanding shares of capital stock entitled to vote generally at an election of directors.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(5)	The Equity Incentive Plan Proposal — to approve the 2021 Equity Incentive Plan, a copy of which is appended to this proxy statement/prospectus as Annex C, which will be assumed by the combined company in connection with the Business Combination; and

☐ FOR	☐ AGAINST	☐ ABSTAIN

(6)	The ESPP Proposal — to approve the 2021 Employee Stock Plan, a copy of which is appended to this proxy statement/prospectus as Annex D, which will be assumed by the combined company in connection with the Business Combination; and

☐ FOR	☐ AGAINST	☐ ABSTAIN

(7)	The Adjournment Proposal — to consider and vote upon a proposal to approve the adjournment of the Special Meeting by the chairman thereof to a later date, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve Proposals 1, 2, 3, 4, 5 or 6.

☐ FOR	☐ AGAINST	☐ ABSTAIN

STOCKHOLDER CERTIFICATION:
I hereby certify that I am not acting in concert, or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), with any other stockholder with respect to the common stock of RSVAC owned by me. I further certify that I am not exercising Redemption Rights with respect to 20% or more of RSVAC Common Stock.	☐
MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT.	☐

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Signature	Signature	Date

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If stockholder is a partnership, sign in partnership name by an authorized person, giving full title as such.